UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2009
GLOBAL BEVERAGES, INC.
(Exact name of registrant as specified in charter)
Nevada	000-28865	88-0373061
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Yarraman Road, Wybong, Upper Hunter Valley, New South Wales, Australia 2333
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (61)2 6547-8118

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On July 1, 2009, Global Beverages, Inc., a Nevada corporation (“Global” or the “Company”), completed the previously announced acquisition of Asia Distribution Solutions Ltd. (“ADSL”), a Cayman Islands company.  In connection with the acquisition, Global issued or reserved for issuance an aggregate of 63,422,525 shares of the Company’s Common Stock for the shareholders of ADSL.  Prior to the completion of the ADSL acquisition, ADSL’s shares were widely-held.  Prior to the consummation of the ADSL acquisition, there were no material relationships between ADSL or its equity owners and the Company.

The Company believes that the acquisition of ADSL gives it a strong distribution and retail presence in the world’s fastest growing economy – The People’s Republic of China.  This also gives a secure and rapidly growing outlet for the wines produced in the Company’s Australian wine production facilities.

ADSL, through its subsidiaries, operates in both wholesale distribution and retail sectors, providing sales and distribution services for foreign and Chinese companies to sell branded beverages in the People’s Republic of China.

ADSL is one of the only Wholly-Owned Foreign Enterprises (“WOFE”) in the beverage industry with a staff count of 93 employees and is headquartered in Shanghai, with operations in: Shanghai /Chengdu /Beijing /Shenzhen.

The distribution unit incorporates both import and distribution services to provide foreign beverage companies with a superior route to market and local expertise to service both on-trade and off-trade accounts throughout China.  ADSL provides procurement and logistic solutions to supermarkets, hotels, high-end restaurants and bars, cafes/bakeries, and beverage wholesalers/retailers, servicing approximately 3,500 direct accounts. Via second tier wholesaler networks the business distributes to over 10,000 indirect accounts.  The points of sale are currently focused on the larger urban and affluent regions of China.

ADSL represents the following brands:

Core wines

•           Yarraman (Australia)
•           Arabella (South Africa)
•           Trios (Australia, Italy)
•           Trivento (Argentina)
•           Santa Carolina (Chile)
•           Vina San Pedro (Chile)
•           Ironstone (USA)

Core beers

•           Heineken
•           Tsing Tao
•           Pabst Blue Ribbon
•           Tiger
•           Budweiser

Core spirits

•           The Speyside Single Highland Malt Whisky
•           Drumguish Single Highland Malt Whisky
•           Lord Fidlin’s Gin
•           Latvia Ullmanoff Vodka
•           Mao Tai

Core other beverages)

•           Snapple – (Teas & Juice Drinks)
•           Yeshu - (Coconut Drink)
•           Sunkist - (Orange Soda)
•           Jia Jia Liang Teh - (Herbal Drinks)
•           Kelsoloch - (Mixers, Tonics and Soda)
•           Private Label Sodas and Teas

Wine Mall

ADSL has tested the retail concept via a store that operates under the Wine Mall name. The Company expects this “big-box” retail format  to be the market leader in China, continually pioneering the retail experience for its consumers by offering a range of up to 2,000 labels of quality local and imported wines, beers and spirits, as well as professional advice on wines selection, regular promotions and wine-tasting events.

The Wine Mall retail concept sets new standards in experience and immersion and cleverly builds a sense of being ‘guided’ through the store and experiencing all it has to offer.  Wine Mall will have a multi-functional format embracing all consumer segments, from self-service and full service and encourages the consumer to explore further within the store. Consumer education is a significant part of the operation to enable consumers to build their knowledge of wine. The store is cleverly divided into supermarket, exhibition and seminar spaces.  The stores’ design and layout is modeled on other successful “big box” liquor retailing concepts successfully employed in countries such as the United States and Australia.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired

1.           Audited consolidated balance sheet of Asia Distribution Solutions Ltd. as of December 31, 2008 and 2007 and related consolidated statement of operations and comprehensive loss, stockholders' equity (deficit) and cash flows for the year ended December 31, 2008 and 2007.

2.           Unaudited balance sheet of Asia Distribution Solutions Ltd. as of June 30, 2009 and 2008 and related statements of income, stockholders' equity and comprehensive income and cash flows for the six months ended June 30, 20090

3.           Unaudited Pro Forma condensed combined consolidated balance sheet of Global Beverages, Inc. and subsidiaries as of June 30, 2009 and unaudited Pro Forma condensed combined consolidated income statement for the year July 1, 2008 through June 30, 2009 and adjustments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BEVERAGES, INC.

Date: May 19, 2010	By:	/s/ Ian Long
Name: Ian Long
Title: Chief Executive Officer